Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
Dynatrace, Inc.
Waltham, Massachusetts
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 26, 2022, relating to the consolidated financial statements of Dynatrace, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Troy, Michigan

November 15, 2023